                                 EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT

         This Agreement is made on March 15, 1996, by and between Karts International Incorporated, a Nevada corporation (the "Corporation"), and Mr.
V. Lynn Graybill (the "Employee").

         WHEREAS, the Corporation is engaged in the business of designing, manufacturing, distributing and marketing go karts; and

         WHEREAS, the Corporation desires to retain the services of the Employee in the capacity of its President, Chief Executive Officer and Chairman of the Board.

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Employment. The Corporation agrees to employ the Employee and the Employee agrees to accept the employment described in this Agreement.

Section 2. Duties. The Employee shall serve as President, Chief Executive Officer and Chairman of the Board, with such duties, power and authority as are customarily associated with such positions. Without limiting the generality of the foregoing, the Employee shall be responsible for and have complete authority for: (a) day-to-day operations; (b) implementation of strategic plans approved by the Board of Directors; (c) all personnel decisions including complete hire and fire authority; and (d) determining an employee organizational structure. The Employee will be a voting member of the Board of Directors and be entitled to attend any and all meetings of the Board of Directors or any committees established by the Board of Directors.

         The Employee shall report to the Board of Directors. Without limiting the generality of the foregoing, the Employee shall have the following reporting obligations to the Board of Directors; (a) monthly operating financial statements; (b) quarterly presentations at mutually agreed upon dates and times regarding the Corporation's operations. In addition, without limiting the generality of the foregoing, the Employee shall submit the following to the Board of Directors for approval: (a) an annual budget; and
(b) any proposals regarding capital expenditures exceeding an aggregate of $40,000, provided that such expenditures shall not include those incurred in the ordinary course of business. Leases for the subsidiary company plant sites and the Karts International corporate offices will be considered in the category of ordinary course of business provided that such leases were approved in the annual budget by the Board of Directors.

Section 3. Extent of Services. The Employee shall devote his entire working time, (exclusive of vacation, reasonable personal matters, funeral leave, illness, temporary disability, holidays and weekends) attention, and energies to the performance of his duties. The Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement.
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The duties shall be rendered at the Corporation's principal office, at any of the subsidiary company locations, or at such other place or places and at such times as the needs of the Corporation may from time-to-time dictate.

Section 4. Term. The term of this Agreement shall begin on March 15, 1996 ("Effective Date"), and shall continue for a three-year period. The parties presently anticipate that the employment relationship may continue beyond this three-year term. This Agreement shall not give the Employee any enforceable right to employment beyond this term.

Section 5.       Compensation.

         (a)     Base Compensation.

         (i) The Employee will receive a base salary of $150,000 per year, payable in accordance with the Corporation's standard payroll procedures.

         (ii) The Employee shall receive, in the manner set forth herein, 210,000 shares of common stock of the Corporation. As soon as practicable after the date hereof, the Corporation will place such shares (the "Escrow Shares") in an escrow account pursuant to an escrow agreement by and among the Corporation, the Employee and the escrow agent. Such escrow agreement shall provide as follows: (A) 105,000 of the Escrow Shares shall be delivered to the Employee upon the completion of the first year of his employment with the Corporation; (B) 52,500 of the Escrow Shares shall be delivered to the Employee upon the completion of the second year of his employment with the Corporation; and (C) 52,500 of the Escrow Shares shall be delivered to the Employee upon the completion of the third year of his employment with the Corporation. In the event that this Agreement is terminated by the Company "for cause" (as hereinafter defined) or by the Employee for any reason, the Employee shall not receive any Escrow Shares remaining in the escrow account at the time of such termination. In the event that this Agreement is terminated for any other reason, the Employee shall be entitled to receive any escrow shares remaining in the escrow account at the time of such termination.

         (iii) The Employee is eligible for performance-based bonuses in the form of common stock options. Such bonuses will be paid, if at all, in the sole discretion of the Board of Directors.

         The Employee shall not be entitled to additional compensation by reason of service as a director of the Corporation.

         (b) Benefits. The Employee and his spouse shall receive medical insurance with the terms thereof to be mutually agreed by the parties hereto, provided that the cost of such insurance will not exceed $7,200 per year.

         (c) Expenses. The Corporation shall reimburse the Employee for reasonable out-of-pocket expenses incurred by the Employee in connection with his relocation to Louisiana,
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provided such expenses shall not exceed $25,000.  In addition, the Corporation shall reimburse the Employee for reasonable out-of-pocket expenses incurred by the Employee in fulfilling his duties. In addition, the Corporation shall provide the Employee and any corporate staff members recruited by the Employee with suitable office facilities not to exceed 3,500 square feet, at class A office market rates, located on the North shore area in St. Tammany Parish, Louisiana or other reasonable location selected by the Employee.

Section 6.       Termination.

         (a) For Cause. The Corporation may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (i) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (ii) material violation by the Employee of any of his obligations under this Agreement; (iii) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Corporation; (iv) conduct involving moral turpitude; (v) material or repeated insubordination to the Board of Directors; or (vi) material and continuing failure by the Employee to perform the duties described in Section 2 above in a quality and professional manner for at least thirty (30) days after written warning by the Board of Directors. Upon termination for cause, with the exception of cause items (v) and (vi) above, the Corporation's sole and exclusive obligation will be to pay the Employee his compensation earned under Section 5 (a)(i) hereof through the date of termination, and the Employee shall not be entitled to any compensation after the date of termination. If termination occurs for cause items (v) or
(vi) the Employee will receive severance pay in the amount of the Employee's compensation, including health care benefits, then in effect for a period of three (3) months subsequent to the date of termination.

         (b) Upon Death. In the event of the Employee's death during the term of this Agreement, the Corporation's sole and exclusive obligation will be to pay to the Employee's spouse, if living, or to his estate, if his spouse is not then living, the Employee's compensation earned through the date of death.

         (c) Upon Disability. The Corporation may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he is unable to perform his duties under this Agreement by reason of mental or physical illness or accident for a period of three consecutive months. Upon termination by reason of the Employee's disability, the Corporation's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination.

         (d) Without Cause. The Corporation may terminate the Employee's employment without cause at any time after expiration of the three-year term of
this Agreement.   If termination occurs without cause, the Employee shall
receive severance pay in the amount of the Employee's compensation, including health care benefits, then in effect for a period of six (6) months subsequent to the date of termination.





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Section 7.       Covenant Not to Compete.

         (a) Covenant. Except as provided herein, for the period during which the Employee is employed by the Corporation, and for a three-year period after the Employee's employment with the Corporation has been terminated by either party, the Employee will not directly or indirectly:

         (i) enter into or attempt to enter into the "Restricted Business" (as defined below) in any area in which the Corporation engages in the Restricted Business;

         (ii) induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Corporation's business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Corporation's business; or

         (iii) use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Corporation's business.

         This Section 7 will not apply to the Employee's activities in the State of Louisiana, which will be governed by that Noncompetition Agreement dated the date hereof by and between the parties hereto and by the laws of the State of Louisiana.

         (b)     Indirect Activity.  The term "indirectly," as used in this
Section 7, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor.
         (c) Restricted Business. The term "Restricted Business" means the the design, manufacture, distribution and marketing of go karts. Nevertheless, the Employee may own not more than five percent of the outstanding equity securities of a corporation that is engaged in the Restricted Business if the equity securities are listed for trading on a national stock exchange or are registered under the Securities Exchange Act of 1934.

Section 8.       Miscellaneous

         (a) Severability. It is the desire and intent of the parties that the provisions of Section 7 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that the covenants hereunder shall be adjudicated to be invalid or unenforceable in any one such jurisdiction, Section 7 shall be deemed amended to delete therefrom or reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of Section 7 in the particular jurisdiction in which such adjudication is made. Moreover, each provision of this Agreement is intended to be severable; and in the event





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that any one or more of the provisions contained in this Agreement shall for any reason be adjudicated to be invalid or unenforceable in any jurisdiction, the same shall not affect the validity or enforceability of any other provisions of this Agreement in that jurisdiction, but this Agreement shall be construed in such jurisdiction as if such invalid or unenforceable provision had never been contained therein.

         (b) Confidentiality. The Employee acknowledges that he will develop and be exposed to information that is or will be confidential and proprietary to the Corporation. The information includes customer lists, marketing plans, pricing data, product plans, software, and other intangible information. Such information shall be deemed confidential to the extent not generally known within the trade. The Employee agrees to make use of such information only in the performance of his duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know.

         (c) Remedies. The Employee acknowledges that monetary damages would be inadequate to compensate the Corporation for any breach by the Employee of the covenants set forth in Section 7 above. The Employee agrees that, in addition to other remedies which may be available, the Corporation shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any breach, or both, without the necessity of proving actual damages.

         (d) Waiver. The waiver by the Corporation of the breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

         (e) Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to the Corporation at:

         Timothy P. Halter
         4851 LBJ Freeway, Suite 201
         Dallas, Texas  75244


addressed to the Employee at:

         V. Lynn Graybill
         24 Oak Forest Drive
         Longview, Texas  75605

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.

         (f) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.





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         (g)     Titles and Captions.  All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

         (h) Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         (i) Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         (j) Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

         (k) Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

         (l) Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

         (m) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         (n) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

         (o) Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

         (p) Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         (q) Separate Counsel. The parties acknowledge that the Corporation has been represented in this transaction by its own attorneys, that the Employee has not been represented





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in this transaction by the Corporation's attorneys, and the Employee has been advised to seek separate legal advice and representation in this matter.





         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day first above written.


KARTS INTERNATIONAL INCORPORATED

By: /s/ TIMOTHY P. HALTER
  ----------------------------------
      Timothy P. Halter
      Vice President


By: /s/ V. LYNN GRAYBILL
  ----------------------------------
      V. Lynn Graybill, individually





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                        ADDENDUM TO EMPLOYMENT AGREEMENT
                    BETWEEN KARTS INTERNATIONAL INCORPORATED
                              AND V. LYNN GRAYBILL


         THIS ADDENDUM TO THE EMPLOYMENT AGREEMENT, dated March 15, 1996, entered into by and between Karts International Incorporated, a Nevada corporation (the "Corporation"), and Mr. V. Lynn Graybill (the "Employee") is made and effective as of March 15, 1996 (the "Effective Date").

         WHEREAS, the Corporation and Employee began negotiations for an agreement reflecting the terms and conditions of the Employee's employment by the Corporation during December 1995 and early January 1996;

         WHEREAS, on January 17, 1996, the Employee and Halter Financial Group, Inc., as representative of Karts International Incorporated, agreed to a letter of intent which set forth the basic terms and conditions of Employee's employment with the Corporation;

         WHEREAS, on March 15, 1996, the parties executed an Employment
Agreement;

         WHEREAS, immediately after execution of the Employment Agreement, the parties agreed and determined that Section 5(a)(ii) did not accurately set forth the previous agreement and understanding between the Employee and Corporation regarding the subject matter as set forth in said Section; and

         WHEREAS, the parties now desire to amend the Employment Agreement, and in particular, Section 5(a)(ii) of the Employment Agreement to accurately set forth and reflect the parties' previous understanding and agreements.

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         a. The parties hereto agree that Section 5(a)(ii) of the Employment Agreement should be deleted in its entirety and in its place and stead the parties have hereto agreed to the following provisions:

                 Section 5(a)(ii). The Employee shall receive as additional consideration for entering into this Agreement with the Corporation and for accepting employment with the Corporation under the terms and conditions as herein set forth, a signing bonus in the amount of 10% of the Employee's base salary of $150,000 (or $15,000) to be paid concurrent with the execution of this Agreement by the Corporation with the issuance to Employee of 210,000 shares of common stock of the Corporation. It is further agreed and understood between the parties that the 210,000 shares of common stock of the Corporation to be issued to Employee (the "Escrowed Shares") shall be subject to an Escrow Agreement by and among the Corporation, the Employee and the Escrow Agent. Such Escrow Agreement shall provide, in part, as follows:





ADDENDUM TO EMPLOYMENT AGREEMENT - Page 1
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                          (a)     If the Employee's employment with the
                 Corporation is terminated for cause or voluntarily by Employee prior to the completion of the first year of his employment with the Corporation, the Corporation shall have the right to buy back all of the Escrowed Shares from the Employee for $16,800 or $0.08 per share;

                          (b) If the Employee's employment with the Corporation is terminated for cause or voluntarily by Employee prior to the completion of the second year of his employment with the Corporation, then the Corporation shall have the right to purchase from the Employee 105,000 of the Escrowed Shares for $8,400 or $0.08 per share; and

                          (c) If the Employee's employment with the Corporation is terminated for cause or voluntarily by Employee prior to the completion of the third year of his employment with the Corporation, then the Corporation shall have the right to purchase from the Employee 52,500 of the Escrowed Shares for $4,200 or $0.08 per share. In the event that this Agreement is terminated for any reason other than "for cause" (as hereinafter defined in this Agreement) or voluntarily by the Employee for any reason, the provisions relating to the repurchase right of the Corporation of the Escrowed Shares shall terminate and any such Escrowed Shares which shall remain subject to such repurchase right of the Corporation shall be delivered to the Employee or his legal representatives.

         IN WITNESS WHEREOF, on this 15th day of March, 1996, the parties have executed this Addendum to the Employment Agreement to be effective as of March 15, 1996.

                                          KARTS INTERNATIONAL INCORPORATED


                                          By: /s/ TIMOTHY P. HALTER
                                             ----------------------------------
                                             Timothy P. Halter, Vice President


                                               /s/ V. LYNN GRAYBILL
                                            -----------------------------------
                                             V. LYNN GRAYBILL, Individually





ADDENDUM TO EMPLOYMENT AGREEMENT - Page 2